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                                                                   EXHIBIT 10(q)


                              CONSULTING AGREEMENT


      This Consulting Agreement, dated April 18, 1997, by and between Woolworth Corporation, a New York corporation (the "Company"), with an address at 233 Broadway, New York, New York 10279, and DBSS Group, Inc., a New York corporation ("Consultant"), with an address at 301 East 57 Street, New York, New York 10022.

      WHEREAS, Jarobin Gilbert Jr. is currently President and Chief Executive Officer of the Consultant and has extensive international experience and knowledge of the business environment in Germany, as well as a working knowledge of the German language for business and social purposes; and

      WHEREAS, Mr. Gilbert is currently a director of the Company and a member of the Supervisory Board of F. W. Woolworth Co. GmbH ("Woolworth Germany"), a wholly owned subsidiary of the Company; and

      WHEREAS, since July 1, 1996, the Consultant has provided certain consulting services to the Company related to the Company's businesses in Germany.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Consulting Services. The Company hereby retains the Consultant to provide management and consulting services related to the Company's businesses in Germany (the "Services"). In that regard, the Consultant shall provide such Services as may, from time to time, be requested by the Company's Chairman of the Board and Chief Executive Officer or President and Chief Operating Officer.

            Consultant agrees that the Services shall be provided by Mr. Gilbert. The Services to be provided by Mr. Gilbert shall be in addition to the services that he may provide as a director of the Company or as a member of the Supervisory Board of Woolworth Germany.

      2. Term. The term of this agreement shall commence as of July 1, 1996 and shall be terminable by either party upon 30 days' prior written notice. This agreement may also be terminated as provided in Sections 3 and 4 hereof.

      3. Termination.

            The Company may terminate this agreement immediately upon written notice if the Consultant violates the provisions of Section 9 hereof or otherwise breaches this agreement.

      4. Death/Disability/Termination of Mr. Gilbert.

            The Company's obligation to compensate the Consultant as herein provided is dependent upon Mr. Gilbert's rendering the Services contemplated hereunder and, therefore, shall immediately terminate on Mr. Gilbert's death or disability or his termination of employment with the Consultant.

      5. Consulting Fee.

            The Company shall pay to the Consultant the fee of $20,000 per year as payment for all Services the Consultant is to provide pursuant to this agreement. Payment for a portion of any period will be prorated. Such fee shall be payable in quarterly installments on January 1, April 1, July 1 and October 1 of each year during the term hereof.
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      6. Reimbursement of Expenses. Upon receipt of appropriate documentation, the Company shall promptly reimburse the Consultant for all travel and other business expenses incurred by Mr. Gilbert for travel undertaken at the request of the Company in the performance of the Services hereunder, subject to the Company's travel and reimbursement policies applicable to its senior management employees.

      7. Independent Contractor Relationship. The relationship between the Company and Consultant is an independent contractor relationship and nothing herein shall create an employer/employee relationship between the Company and Consultant. Consultant shall have no authority to act on behalf of the Company or to obligate the Company to any third party in any way except as expressly authorized in writing by a duly authorized officer of the Company.

      8. Compliance with Law. Consultant shall comply with all applicable federal, state, local, and foreign laws, ordinances, regulations and codes in the performance of the Services hereunder, including the procurement of permits and certificates where required. Consultant shall indemnify and hold the Company harmless from and against any loss, damages or expense arising from its failure to so comply.

      9. Confidential Information. (a) Consultant agrees that during the term of this agreement and thereafter it shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company or its business (which shall be defined as all such information, knowledge and data coming to its attention by virtue of rendering services pursuant to this agreement except that which is otherwise public knowledge or known within the Company's industry). During such period, Consultant shall not, without the prior written consent of the Company, unless compelled pursuant to the order of a court or other body having jurisdiction over such matter and unless required by lawful process or subpoena, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

      (b) Notwithstanding the foregoing, nothing herein shall interfere with the confidentiality obligations, or other rights or obligations, of Mr. Gilbert as a member of the Board of Directors of the Company or of the Supervisory Board of Woolworth Germany.

      10. Notices. Any notice to either party hereunder shall be in writing, and shall be deemed to be sufficiently given to or served on such party, for all purposes, if the same shall be personally delivered to such party, or sent to such party by certified mail, postage prepaid, at the address of such party first given above. Notices to the Company shall be addressed to the General Counsel. Either party hereto may change the address to which notices are to be sent to such party hereunder by written notice of such new address given to the other party hereto. Notices shall be deemed given when received if delivered personally or three days after mailing if mailed as aforesaid.

      11. Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of laws.

      12. Arbitration. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in the City of New York, in accordance with the rules of the American Arbitration Association (the "AAA"). The decision of the arbitrator(s) shall be final and binding on the parties hereto, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The costs assessed by the AAA for arbitration shall be borne equally by both parties.

      13. Interpretation. If any provision of this agreement shall be declared invalid or unenforceable, the remainder of this agreement shall not be affected thereby, but rather is to be enforced to the greatest extent permitted by law. Headings in this agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.
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      14. Miscellaneous.

            (a) Consultant shall not use the name of the Company or any of its subsidiaries or affiliates in any sales or marketing publication or advertisement without the prior written consent of the Company.

            (b) Consultant shall not assign or transfer its interests or obligations under this agreement without the prior written consent of the Company.

            (c) This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except in writing, signed by both parties.

      IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


                                    WOOLWORTH CORPORATION

                                       /s/ Roger N. Farah
                                    By:________________________
                                       Chairman of the Board and
                                       Chief Executive Officer

                                    DBSS GROUP, INC.

                                       /s/ Jarobin Gilbert Jr.
                                    By:________________________
                                          President